Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121584 and No. 333-145074) of sanofi-aventis Puerto Rico Savings Plan of our report dated June 26, 2012 relating to the financial statements of sanofi-aventis Puerto Rico Savings Plan, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
New York, New York

June 25, 2013